                                                                       EXHIBIT 3

                    English Translation of

                    ARTICLES OF ASSOCIATION

              CHICAGO BRIDGE & IRON COMPANY N.V.


               INCORPORATION OF A PUBLIC COMPANY

        This twenty-second day of November nineteen hundred ninety-six appeared before me, Robert Jan Jozef Lijdsman, civil law notary, officiating in
Rotterdam: Mr. "Mr." Hendrikus Johannes Portengen, deputy civil law notary, residing at (3056 JV) Rotterdam, Terbregseweg 91, born in Zevenaar on the twentieth day of February nineteen hundred and sixty-nine, married, and of Dutch nationality, whose identity has been established from his passport, number X908582, for the purposes hereof acting as attorney in writing of Chi Bridge Holdings, Inc., a company incorporated under the law of the State of Delaware, with its principal office at 39 Old Ridgebury Road, Danbury, CT 06851-5113, United States of America.

        The appearer has declared that he hereby incorporates a public company with the following articles of association:

                           CHAPTER I

                          Definitions
                          -----------

        Article 1.

        In the articles of association the following expressions shall have the following meanings:

        a. the general meeting: the body of the company formed by shareholders, and other persons entitled to vote;

        b. the general meeting of shareholders: the meeting of shareholders, and other persons entitled to attend the general meetings;

        c. the distributable part of the net assets: that part of the company's net assets which exceeds the aggregate of the part of the capital which has been paid and called up and the reserves which must be maintained by virtue of the law;

        d. the annual accounts: the balance sheet and profit and loss account with the explanatory notes;

        e. the accountant: a registered accountant or other accountant referred to in Section 393 of Book 2 of the Civil Code;

        f. the annual meeting: the general meeting of shareholders held for the purpose of discussion and adoption of the annual accounts.

                                  CHAPTER II

                              Name, Seat, Objects
                              -------------------

        Article 2.  Name and Seat.
                    -------------

        1.   The name of the company is: Chicago Bridge & Iron Company N.V.

        2.   The official seat of the company is in Amsterdam.

        Article 3.  Objects.
                    -------

        The objects of the company are:

          a. to incorporate, to own, to participate in any way whatsoever, to manage, to supervise, to operate and to promote enterprises, companies and businesses;

          b. to perform any and all activity of an industrial, financial or commercial nature;

          c. to design, develop, manufacture, market, sell and service products of any nature, including without limitation any hardware and/or software;

          d. to develop and trade in patents, trademarks, copyrights, licenses, know-how and other intellectual property rights;

          e. to borrow, to lend and to raise funds, including the issuance of bonds, promissory notes or other securities or evidence of indebtedness, as well as to enter into agreements in connection with the aforementioned;

          f. to furnish advice and to render services to enterprises and companies with which the company forms a group and to third parties;

          g. to render guarantees, to bind the company and to pledge its assets for obligations of the companies and enterprises with which it forms a group, including its subsidiaries, and on behalf of third parties;

          h. to obtain, alienate, manage and exploit real estate and items of property in general;

          i. to trade in securities and items of property in general; as well as everything pertaining to the foregoing, relating thereto or in furtherance thereof, all in the widest sense of the word.


                                  CHAPTER III

                        Capital and Shares.  Register.
                        ------------------------------

        Article 4.  Authorized Capital.
                    ------------------

        1. The authorized capital amounts to five hundred thousand Dutch guilders (NLG 500,000.--).

        2. The authorized capital is divided into [fifty million (50,000,000)] shares of [one cent (NLG 0.01) each].

        3. All shares are at the option of the shareholder, either registered shares or bearer shares.

        Article 5.  Certificates of shares.
                    ----------------------

          1. For bearer shares, share certificates shall be issued. Share certificates may, at the request of a shareholder, also be issued for registered shares. Share certificates shall be numbered in the manner to be determined by the management board.

          2. Multiple certificates shall be issued at a shareholder's request for such numbers of shares as shall be determined by the management board. At the holder's request, a multiple certificate shall be exchanged for certificates of single shares up to the same nominal amount.

          3. The share certificates shall be signed by a member of the management board or by both a member of the supervisory board and a member of the management board and such signatures will be valid if reproduced on the certificates in print. One or, as the case may be, both of these signatures may also be replaced by a distinctive company stamp, provided by the company under its supervision. If there is at least one original signature, then no company stamp described hereinabove is required.

          4. The company shall not charge any fee for the issuance and exchange of share certificates.

          Article 5.A. CF-certificates; K-certificates.
                       -------------------------------

          1. A share certificate relating to one or more bearer shares shall be provided with a simplified dividend sheet, without dividend coupons and voucher. Such share certificates shall be referred to hereinafter as CF-certificates.

          2. A simplified dividend sheet (hereinafter referred to as a CF-dividend sheet) may only be issued by the company to a custodian to be designated by the shareholder. This custodian may only be designated from a group of custodians which are accepted as such by the company and who provide for the custody of the CF-dividend sheets to be administered by an organisation independent of the company but accepted by it. These custodians shall undertake not to issue the CF-dividend sheets in their charge to any persons other than custodians accepted by the company or the company itself.

          3. For all dividends and other distributions relating to a share for which a CF certificate has been issued, the company shall be released towards the person entitled thereto by placing those dividends or distributions at the disposal of, or at the instruction of the independent organisation referred to in paragraph 2.

          4. A share certificate relating to one or more bearer shares may have a dividend sheet annexed, consisting of dividend coupons and a voucher. Such share certificates shall be referred to hereinafter as K-certificates.

               The management board decides whether or not K-certificates shall be issued. A decision of the management board to issue K-certificates is subject to the approval of the supervisory board.

          5. The management board has the right to draw up further rules governing the issuance of K-certificates, CF-certificates and the conversion of K-certificates into CF-certificates and vice versa.


          Article 5.B. Conversion of shares.
                       --------------------

          1. Bearer shares may, at the shareholder's request, be converted into registered shares and vice versa.

          2. Conversion of bearer shares into registered shares shall be effected by the surrendering share certificates and simultaneous entry in the register referred to in article 5.D. The dividend sheets belonging thereto must also be surrendered.

          3. Conversion of registered shares into bearer shares shall be effected at the written request of the shareholder. If a life interest or a right of pledge is created in a share, the cooperation of the beneficiary of the life interest or pledgee shall be required. At the issuance of bearer share certificates the entry in the register shall be deleted.

          4.   The company shall not charge any fee for conversion.

          Article 5.C. Duplicate certificates.
                       ----------------------

          1. In the event of the loss, theft or destruction of share certificates, coupon sheets, dividend coupons or vouchers relating to bearer shares, the management board can issue duplicates. The management, board may attach conditions to the issuance of duplicates, including the provision of security and the payment of costs by the applicant.

          2. The issuance of a duplicate shall render the original document of no value with regard to the company.

          3. The new document shall clearly state that it is a duplicate.

          Article 5.D. Register of shareholders.
                       ------------------------

          1. The management board shall keep a register containing the names and addresses of all holders of registered shares.

          2. Every holder of one or more registered shares and any person having a life interest or a right of pledge over one or more such shares shall be obliged to provide the company in writing with their address.

          3. All entries and notes in a register shall be signed by a member of the management board or by a person authorised thereto by a member of the management board.

          4. Furthermore, article 85, Book 2 of the Civil Code applies to the register.

          5.   Extracts from the register are not transferable.

                                  CHAPTER IV

                       Issuance of Shares.  Own shares.
                       --------------------------------

        Article 6.  Issuance of Shares.
                    Body Competent To Issue Shares.
                    ------------------------------

          1. The issuance of shares shall be effected pursuant to a resolution of the supervisory board provided that the supervisory board has been designated by the general meeting as authorized body for this purpose. Such authorization of the supervisory board shall only take place for a specific period of no more than five years and may not be extended by more than five years on each occasion.

          2. The provisions of paragraph 1 of this article shall also apply to the issuance of options to subscribe for new shares.

          3. In case the supervisory board is no longer authorized to issue shares, the general meeting shall be authorized to issue shares upon the proposal of the supervisory board.

          4. The supervisory board is authorized, provided that the supervisory board has been designated by the general meeting as the body authorized to issue shares, to issue, at the expense of a reserve of the company, with due observance of the provisions of Article 31, paragraph 3, shares and options to subscribe for new shares, provided that such shares and options are issued to employees of the company under a valid employee option scheme of the company.

        Article 7.  Conditions of Issuance.
                    Rights of Pre-emption.
                    -----------------------

          1. A resolution for the issuance of shares shall stipulate the price and further conditions of issuance.

          2. On the issuance of shares, each shareholder shall have a right of pre-emption in proportion to the aggregate nominal value of his shares. No pre-emptive rights shall exist with regard to shares issued against a contribution other than cash nor with regard to shares issued to employees of the company or employees of group companies.

          3. Shareholders shall have a similar right of pre-emption if options are granted to subscribe for shares.

          4. The company shall inform the shareholders of the issuance of shares in respect of which there is a right of pre-emption, or, as the case may be, the granting of options to subscribe for shares in respect of which there is a right of pre-emption, as well as the period of time during which the right of pre-emption may be exercised, with due observance of the applicable provisions of Dutch law.

          5. The right of pre-emption may, subject to due observance of the relevant provisions of the law, be limited or excluded by the supervisory board provided the supervisory board is designated as the authorized body in this respect by resolution of the general meeting for a fixed period of time not exceeding five years. Article 6 paragraph 3 shall apply correspondingly.

        Article 8.  Payment for Shares.
                    ------------------

          1. The full nominal amount of each share must be paid in on issue, as such as, if a share is subscribed for at a higher price, the balance of these amounts.

          2. Payment for a share must be made in cash insofar as no other manner of payment has been agreed on. Payment in foreign currency can be made only after approval by the company, which approval shall be deemed given upon acceptance of foreign currency by the company.

          3. The management board shall be authorized to enter into transactions concerning non-monetary contributions on common shares, and the other transactions referred to in Article 94 paragraph 1, Book 2 of the Civil Code, without the prior approval of the general meeting.

        Article 9.  Own Shares.
                    ----------

          1. When issuing shares the company shall not be entitled to subscribe for its own shares.

          2. The company shall be entitled to acquire its own fully paid up shares or depository receipts in respect thereof, provided either no valuable consideration is given or provided that:

          a. the distributable part of the net assets is at least equal to the purchase price; and

          b. the nominal value of the shares or the depository receipts in respect thereof to be acquired by the company itself, already held by the company or pledged for the benefit of the company, or which are held by a subsidiary, does not exceed one tenth of the issued share capital.

          3. The validity of the acquisition shall be determined by the amount of the net assets according to the latest adopted balance sheet, decreased by the consideration for shares in the company's capital or depository receipts in respect thereof and distributions of profits or by the charge of any reserve to third parties which have fallen due by the company and its subsidiaries after the balance sheet date. If more than six months of a financial year have elapsed and the annual accounts have not been adopted, any acquisition in conformity with paragraph 2 shall not be permitted.

          4. An acquisition for valuable consideration shall be permitted only if the general meeting has authorized the management board in this respect and after approval of the supervisory board. The authorization by the general meeting shall be valid for a period not exceeding eighteen months. The general meeting shall stipulate in the authorization how many shares or depositary receipts in respect thereof may be acquired, how they may be acquired, and between what limits the price must be.

          5. An acquisition of shares in contravention of paragraphs 2-4 shall be void. Depository receipts in respect of shares acquired by the company in contravention of paragraphs 2-4 shall be transferred to all members of the management board by operation of law.

          6. The transfer of shares owned by the company or depositary receipts in respect thereof held by the company shall be effected by virtue of a resolution of the management board after approval of the supervisory board. The resolution to such transfer shall also stipulate the conditions thereof.

          7. No voting rights can be exercised in the general meeting in respect of any share belonging to the company or to any subsidiary of the company; the same applies to any share in respect of which either the company or any subsidiary holds depositary receipts. The beneficiary of a life interest in respect of a share held by the company itself or a subsidiary company is, however, not excluded from exercising the right to vote if the life interest was created before the share was held by the company or one of its subsidiaries. The company or its subsidiary may not exercise voting rights in respect of shares of which the company has a life interest.

          8. In establishing to what extent shareholders exercise voting rights, are present or are represented, shares for which no voting rights can be exercised shall not be taken into consideration.

          9. The company may take its own shares or depositary receipts in respect thereof as pledge only if:

          a.   the shares to be pledged are fully paid up;

          b. the aggregate nominal value of the shares and depositary receipts in respect thereof to be pledged and already held or held in pledge does not exceed one tenth of the issued capital, and

          c.   the general meeting has approved the pledge agreement.

          10. Upon the proposal of the management board --which proposal must have prior approval from the supervisory board -- the general meeting shall have the power to decide to cancel shares acquired by the company in its own share capital, subject, however, to the statutory provisions relating hereto.


                                   CHAPTER V

        Transfer of shares, rights "in rem".
        -----------------------------------

        Article 10.  Transfer of Shares.
                     Life Interest ("Vruchtgebruik").
                     Pledging ("Pandrecht").
                     Depositary Receipts.
                     -------------------------------

          1. The transfer of shares and the creation and transfer of limited rights thereon shall take place in accordance with the provisions of Dutch law applicable thereto.

          2. The shareholder shall have the voting rights in respect of the shares in which a life interest has been created. However, the voting rights shall accrue to the beneficiary of a life interest if it was so stipulated at the creation of the life interest. The shareholder who holds no voting rights and the beneficiary of a life interest who does hold voting rights, shall have the rights which the law attributes to holders of depository receipts issued with the company's co-operation. The rights referred to in the preceding sentence shall not accrue to the beneficiary of the life interest who holds no voting rights.

          3. The shareholder shall have the rights resulting from a share in which a life interest has been created relating to the acquisition of newly issued shares, such as stock dividends, it being understood that he/she shall have to compensate the beneficiary of the life interest for the value of these rights insofar as the latter is entitled thereto by virtue of his/her life interest.

          4. When shares are pledged, the voting rights cannot be assigned to the pledgee. He shall not have the rights which the law attributes to holders of depository receipts issued with the company's co-operation.

          5. The company shall not co-operates with the issuance of depository receipts in respect of its shares.

                                  CHAPTER VI

                                  Management
                                  ----------

        Article 11.  Management Board.
                     ----------------

          1. The management of the company shall be constituted by a management board consisting of one or more members.

          2. The number of members shall be determined by the supervisory board.

        Article 12.  Appointment.
                     -----------

          1. The members of the management board shall be appointed by the general meeting from a nomination of at least two persons for every position to be filled, which has been drawn up by the supervisory board.

          2. The general meeting shall be free to make the appointment if the supervisory board has not made any nomination within, on or before the date which is three months after the vacancy occurs.

          3. Every nomination made by the supervisory board shall be binding if made on or before the date which is three months after the vacancy occurs. The general meeting can only disturb the binding character of the nomination by resolution passed by a majority of at least two thirds of the votes cast, which two thirds of the votes represents more than half of the issued share capital.

        Article 13.  Suspension and Dismissal.
                     ------------------------

          1. A member of the management board may at any time be suspended or dismissed by the general meeting.

          2. With respect to any suspension or dismissal other than on the proposal of the supervisory board, the general meeting can only pass a resolution based on a majority of at least two thirds of the votes cast which two thirds of the votes represent more than half of the issued share capital.

          3. A member of the management board may at any time be suspended by the supervisory board. Such suspension may be discontinued by the general meeting at any time.

          4. Any suspension may be extended one or more times, but may not last longer than three months in the aggregate. If at the end of that period no decision has been take on termination of the suspension, or on dismissal, the suspension shall cease.

          Article 14.  Remuneration.
                       ------------

          The remuneration and further conditions of employment of every member of the management board shall be determined by the supervisory board.

          Article 15.  Duties of the Management Board.
                       Decision-making Process.
                       Allocation of Duties.
                       -------------------------------

          1. Subject to the restrictions imposed by these articles of association, the management board shall be entrusted with the management of the company.

          2. The management board may lay down rules regarding its own decision-making process. These rules shall be subject to the approval of the supervisory board.

          3. Meetings of the management board shall only be held in the Netherlands, except that the management board may decide to have telephonic meetings. The management board may adopt resolutions without a meeting, provided the proposal concerned is submitted to all members of the management board and none of them objects to this manner of adopting resolutions.

          4. The management board may determine which duties in particular each member of the management board will be charged with. The allocation of duties shall be subject to the approval of the supervisory board.

          Article 16.  Representation.
                       --------------

          1. The management board as such is authorized to represent the company. Each member of the management board shall also be authorized to represent the company.

          2. The management board may appoint staff members with general or limited power to represent the company. Each of these staff members shall be authorized to represent the company with due observance of any restrictions imposed on him/her. The management board shall determine such staff members' titles.

          3. In the event of a conflict of interest between the company and a member of the management board, the company shall be represented by a member of the management board or another person, as the supervisory board shall designate for this purpose.

          Article 17.  Approval of Decisions
                       of the Management Board.
                       -----------------------

          1. The supervisory board is entitled to require such resolutions of the management board to be subject to its approval as the supervisory board shall decide. Such resolutions shall be clearly specified and notified to the management board in writing.

          2. The supervisory board is authorized to give the management board instructions concerning the general policy of the company for financial, social and economic matters. The management board shall act in accordance with such instructions.

          3. The lack of approval referred to in this Article 17 does not affect the authority of the management board or its members to represent the company.

          Article 18.  Absence or Prevention.
                       ---------------------

          If a member of the management board is absent or is prevented from performing his duties, the remaining members or member of the management board shall be temporarily entrusted with the entire management of the company. If all members of the management board or the sole member of the management board are/is absent or are/is prevented from performing their duties, the management of the company shall be temporarily entrusted to the supervisory board, which shall then be authorized to entrust the management temporarily to one or more persons, whether or not from among its members.


                                  CHAPTER VII

                              Supervisory Board.
                              -----------------

          Article 19.  Number of Members.
                       -----------------

          1. The company shall have a supervisory board, consisting of at least six and a maximum of nine members.

          2. With due observance of the provisions of paragraph 1., the number of members of the supervisory board shall be determined by the supervisory board.

          3. Where the number of members of the supervisory board falls below six, measures shall be taken forthwith to fill the number of members. In the meantime, the supervisory board shall keep all its powers.

          Article 20.  Appointment.
                       -----------

          1. Two members of the supervisory board shall be appointed by Praxair, Inc., a company organised under the laws of Delaware, so long as Praxair, Inc. owns, directly, or indirectly through a wholly owned subsidiary ("dochtermaatschappij"), at least twenty percent (20%) of the company's issued share capital. In case Praxair, Inc. owns at least ten percent (10%) of the issued share capital but less than twenty percent (20%) it shall appoint one member of the supervisory board.

          2. All members of the supervisory board which shall not be appointed by Praxair, Inc. in accordance with paragraph 1., shall be appointed by the general meeting from a nomination of at least two persons for every position to be filled, which has been drawn up by the supervisory board.

          3. The provisions in paragraph 2 and 3 of Article 12 shall likewise apply to an appointment by the general meeting.

          4. No person who has reached the age of seventy-two may be appointed as a supervisory board member.

          Article 21.  Suspension and Dismissal.  Retirement.
                       -------------------------------------

          1. A member of the supervisory board who was appointed by Praxair, Inc. may at any time be suspended or dismissed by Praxair, Inc. This authority ceases to exist if the authority to appoint such members will cease to exist in accordance with article 20 paragraph 1. At the time the shareholding of Praxair, Inc. in the company falls below twenty percent (20%) of the issued share capital, Praxair Inc. shall inform the company for which member of the supervisory board it will remain the authority to suspend or dismiss such member.

          2. A member of the supervisory board appointed by Praxair, Inc. with respect to whom Praxair, Inc. no longer has the authority to suspend or dismiss, shall retire no later than ninety (90) days after Praxair, Inc. has lost the authority to suspend or dismiss such member, unless the chairman decides within such period of ninety (90) days that this clause shall not apply.

          3. Every member of the supervisory board who can not be suspended or dismissed by Praxair, Inc. may be suspended or dismissed by the general meeting at any time.

          4. The provisions in paragraph 2 of Article 13 shall similarly apply to the suspension and dismissal of supervisory board members by the general meeting.

          5. A supervisory board member shall retire no later than at the next annual meeting held after a period of three years following his appointment. A so-retired member of the supervisory board may be immediately re-elected.

          6. Every member of the supervisory board shall retire no later than on the day on which the annual meeting is held in the financial year in which he reaches the age of seventy-two.

          7. With due observance of the preceding paragraphs the supervisory board shall draw up a rotation plan.

          Article 22.  Remuneration.
                       ------------

          The general meeting shall determine the remuneration for every member of the supervisory board.

          Article 23.  Duties and Powers.
                       -----------------

          1. It shall be the duty of the supervisory board to supervise the activities of the management board and the general course of affairs in the company and in the business connected therewith. It shall assist the management board with advice. In performing their duties, the supervisory board members shall act in accordance with the interests of the company and of the business connected therewith.

          2. The management board shall supply the supervisory board, in due time, with the information required for the performance of its duties.

          3. The supervisory board may delegate any of its powers to committees consisting of such member or members of its body as it thinks fit; any committee so formed shall, in the exercise of the power so delegated, conform to any regulations that may be imposed on it by the supervisory board.

          Article 24.  Proceedings and Decision-Making Process.
                       ---------------------------------------

          1. The supervisory board shall elect a chairman from among its members, and a vice chairman who shall take the place of the chairman in the latter's absence. It shall appoint a secretary, who need not be a member of the supervisory board, and shall make arrangements for his/her substitution in case of absence.

          2. In the absence of the chairman and the vice chairman at a meeting, the board members in attendance shall designate a chairman therefor.

          3. The supervisory board shall meet whenever the chairman, or two other supervisory board members, or the management board, deem(s) such necessary, but if the supervisory board has not met for six months, any supervisory board member may call a meeting.

          4. The secretary shall keep minutes of the proceedings at meetings of the supervisory board. The minutes shall be adopted in the same meeting or in the following meeting of the supervisory board and shall be signed by the chairman and the secretary as evidence thereof.

          5. All resolutions of the supervisory board shall be adopted by a majority of the votes cast.

          6. With the exception of Article 25 paragraph 4 under a., resolutions of the supervisory board shall only be valid if passed at a meeting at which the majority of the supervisory board members are present or represented. The supervisory board may also adopt resolutions in a telephone meeting or without a meeting, provided the proposal concerned is submitted to all supervisory board members and none of them objects to this manner of adopting resolutions. The secretary shall draw up a report regarding a resolution thus adopted and shall attach the replies received to the report, which shall be signed by the chairman and the secretary.

          7. A supervisory board member may be represented by a co-member of the supervisory board authorized in writing. The expression "in writing" shall include any message transmitted by current means of communication and received in writing. A supervisory board member may not act as representative for more than one co-member.

          8. The supervisory board shall meet together with the management board as often as the supervisory board or management board deems necessary.

          Article 25.  Indemnification.  Limited Liability.
                       -----------------------------------

          1. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the company) by reason of the fact that he is or was a supervisory director, member of the management board, officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful or outside of his mandate. The termination of any action, suit or proceeding by a judgment, order, settlement, conviction, or upon a plea of nolo contendre or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and not in a manner which he reasonably could believe to be in or not opposed to the best interest of the company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

          2. The company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding by or in the right of the company to procure a judgment in its favor, by reason of the fact that he is or was a supervisory director, member of the management board, officer or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement, actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the company, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for gross negligence or willful misconduct in the performance of his duty to the company, unless and only to the extent that the court in which such action or proceeding was brought or any other court having appropriate jurisdiction shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification against such expenses which the court in which such action or proceeding was brought or such other court having appropriate jurisdiction shall deem proper.

          3. To the extent that a supervisory director, member of the management board, officer, employee or agent of the company has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in paragraphs 1 and 2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

          4. Any indemnification by the company referred to in paragraphs 1 and 2 shall (unless ordered by a court) only be made upon a determination that indemnification of the supervisory director, member of the management board, officer, director, employee, trustee or agent is proper under the circumstances because he had met the applicable standard of conduct set forth in paragraph 1 and 2 of this Article 25. Such determination shall be made:

          a. by a majority of supervisory directors who are not parties to such action, suit or proceeding, even though less than a quorum, or;

          b. if there are no supervisory directors who are not named as parties to such action, suit or proceeding or if the supervisory directors who are not named as parties to such action, suit or proceeding so direct, by independent legal counsel in a written opinion; or

          c.   by the general meeting of shareholders.

          5. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the company in advance of the final disposition of such action, suit or proceeding upon a resolution of the supervisory board with respect to the specific case upon receipt of an undertaking by or on behalf of the supervisory director, member of the management board, officer, director, employee, trustee or agent to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the company as authorized in this article.

          6. The indemnification provided for by this article shall not be deemed exclusive of any other right to which a person seeking indemnification may be entitled under the laws of the Netherlands as from time to time amended or under any by-laws, agreement, resolution of the general meeting of shareholders or of the disinterested members of the supervisory board or otherwise, both as to actions in his official capacity and as to actions in another capacity while holding such position, and shall continue as to a person who has ceased to be a supervisory director, member of the management board, officer, director, employee, trustee or agent and shall also inure to the benefit of the heirs, executors and administrators of such a person.

          7. The company shall have the power to purchase and maintain insurance on behalf of any person who is or was a supervisory director, member of the management board, officer, employee or agent of the company, or is or was serving at the request of the company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, against any liability asserted against him and incurred by him in any such capacity or arising out of his capacity as such, whether or not the company would have the power to indemnify him against such liability under the provisions of this Article.

          8. Whenever in this article reference is made to the company, this shall include, in addition to the resulting or surviving company also any constituent company (including any constituent company of a constituent company) absorbed in a consolidation or merger which, if its separate existence had continued, would have had the power to indemnify its supervisory directors, members of the management board, officers, employees and agents, so that any person who is or was a supervisory director, member of the management board, officer, employee or agent of such constituent company, or is or was serving at the request of such constituent company as a supervisory director, member of the management board, officer, director, employee, trustee or agent of another company, a partnership, joint venture, trust or other enterprise or entity, shall stand in the same position under the provisions of this article with respect to the resulting or surviving company as he would have with respect to such constituent company if its separate existence had continued.

          9. No person shall be personally liable to the company or its stockholders for monetary damages for breach of fiduciary duty as a supervisory director or member of the management board; provided, however, that the foregoing shall not eliminate or limit the liability of a supervisory director or member of the management board (1) for any breach of such individual's duty of loyalty to the company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for any transactions from which the director derived an improper personal benefit or (4) for personal liability which is imposed by Dutch law, as from time to time amended. Any amendment, repeal or modification of this Article 25 shall not adversely affect any right or protection of any person with respect to any act or omission occurring prior to such amendment, repeal or modification.

                                 CHAPTER VIII

                          Annual Accounts.  Profits.
                          -------------------------

          Article 26.  Financial Year.
                       Drawing up the Annual Accounts.
                       Deposition for Inspection.
                       -------------------------------

          1.   The fiscal year of the Company shall be the calendar year.

          2. Annually, and not later than five months after the end of the fiscal year, the management board shall draw up the annual accounts, unless, by reason of special circumstances, this period is extended with a maximum extension of six months by the general meeting.

          3. Within the period referred to in paragraph 2, the annual accounts shall be deposited at the office of the company for inspection by the shareholders. Within this period of time, the management board shall also submit the annual report. The statement of the accountant, as mentioned in Article 29, and the additional information required by virtue of the law shall be added to the annual accounts.

          4. The annual accounts shall be signed by all the members of the management board; if the signature of one or more of the members is lacking, this shall be stated and reasons given.

          Article 27.  Accountant.
                       ----------

          1. The Company shall appoint an accountant to audit the annual accounts.

          2. Such appointment shall be made by the general meeting. This resolution of the general meeting shall require the approval of the supervisory board. If the general meeting fails to make an appointment, the supervisory board shall be competent to do so or, in the absence of the supervisory board members or in the event the supervisory board fails to do so, the management board shall be competent to do so. The appointment of an accountant shall not be limited by virtue of any nomination; the appointment may, at all times, be revoked by the general meeting or by the supervisory board or management board if either of the latter boards has appointed the accountant.

          3. The accountant shall issue a report on his audit examination to the supervisory board and the management board.

          4. The accountant shall give the results of his investigations in a declaration as to the faithfulness of the annual accounts.

          Article 28.  Submission to the Supervisory Board.
                       -----------------------------------

          1. The management board shall submit simultaneously the annual accounts and the annual report to the supervisory board.

          2. The annual accounts shall be signed by the members of the supervisory board; if the signature of one or more of them is lacking, this shall be stated and reasons given.

          3. The supervisory board shall present a report on the annual accounts to the general meeting.

          Article 29.  Adoption.
                       --------

          1. The Company shall ensure that the annual accounts, the annual report and the information to be added by virtue of the law are kept at its office as of the date on which the annual meeting is convened. Shareholders, and beneficiaries of a life interest in shares to whom the right to vote the shares accrue, may inspect the documents at such place and obtain a copy thereof, free of charge.

          2. The general meeting shall adopt the annual accounts. The annual accounts may not be adopted in the event that the general meeting has been unable to inspect the accountant's declaration referred to in Article 27, paragraph 4, unless a legal ground is given in the information required to be added by law for the lack of the accountant's declaration referred to in Article 27, paragraph 4.

          3. The unconditional adoption of the annual accounts by the general meeting shall serve to constitute a discharge of the management board members for their management and for the supervisory board members for their supervision insofar as such management supervision is apparent from the annual accounts.

          Article 30.  Publication.
                       -----------

          1. The Company shall publish the annual accounts within eight days following the adoption thereof. The publication shall be effected by the deposit of a complete copy in the Dutch language or, if such copy was not prepared, a copy in the French, German or English language, at the offices of the Trade Register in whose district the Company has its official seat according to these articles of association. The date of adoption must be stated on the copy.

          2. If the annual accounts are not adopted within seven months of the termination of the fiscal year, in accordance with the legal requirements, then the management board shall, without further delay, publish the prepared annual accounts in the manner prescribed in paragraph 1; it shall be noted on the annual accounts that they have not yet been adopted.

          3. In the event that the general meeting shall have extended the period for the preparation of the annual accounts in accordance with Article 28 paragraph 2, then the last preceding paragraph shall apply with effect from the date falling two months from the termination of such period.

          4. A copy of the annual report, produced in the same language or in Dutch, shall, together with the additional information required by virtue of law, be published at the same time and in the same manner as the annual accounts. Insofar as the law permits, the foregoing shall not apply if copies of those documents are held at the office of the company for inspection by any person and, upon request, full or partial copies thereof are supplied at a price not exceeding the cost; the company shall make an official return thereof for filing in the Trade Register.

          5. The publication shall be effected with due observance of the applicable legal exemptions.

          Article 31.  Profits.  Distribution.
                       ----------------------

          1. From the profits appearing from the annual accounts as adopted, such an amount shall be reserved by the company as shall be determined by the management board, which resolution requires the approval of the supervisory board. The profits remaining thereafter shall be treated in accordance with the provisions of the following paragraphs of this article.

          2. The profits remaining after the reservation referred to in paragraph 1 are at the disposal of the general meeting for distribution on the shares equally and proportionally and/or for reservation.

          3. A distribution can only take place up to the distributable part of the net assets.

          4. Distributions of profits shall take place after adoption of the annual accounts from which it shall appear that approval of such accounts has been given.

          5. The management board may, subject to due observance of the provisions of Article 31, paragraph 3, and with the approval of the supervisory board, resolve to pay an interim dividend in anticipation of the final dividends.

          6. On the proposal of the management board, which proposal shall require the prior approval of the supervisory board, subject to the due observance of the provisions of Article 31, paragraph 3, the general meeting may resolve to make distributions at the expense of any reserve.

          7. The supervisory board or -- in case the supervisory board is no longer authorized to issue shares in accordance with Article 6 -- the general meeting, may determine to distribute stock dividends.

          Article 32.  Date on which Distributions
                       Become Payable Currency.
                       ---------------------------

          1. The date on which dividends and other payments become payable shall be announced in accordance with Article 43. Such date may differ for shares for which share certificates are issued and shares for which no share certificates are issued.

          2. The management board may resolve to make payments in the currency of the country where these payments are made payable.

          3. Any claim of a shareholder for payment shall be barred after five years have elapsed.


                                  CHAPTER IX

                       General Meetings of Shareholders.
                       --------------------------------

          Article 33.  Annual Meeting.
                       --------------

          1. Annually, and not later than six months after the end of the fiscal year, the annual meeting shall be held.

          2. The agenda for such meeting shall set forth, inter alia, the following points for discussion:

          a.   the annual report;

          b.   adoption of the annual accounts;

          c.   appropriation of profits;

          d. filling of any vacancies in the management board and/or supervisory board and, if necessary, the appointment of the accountants;

          e. other proposals put forward for discussion and announced with due observance of Article 35 by the supervisory board, the management board or by the shareholders and beneficiaries of a life interest to whom the voting right has been granted, representing, in the aggregate, at least one tenth of the issued capital.

          Article 34.  Other Meetings.
                       --------------

          1. Other general meetings of shareholders shall be held as often as the management board or the supervisory board deems such necessary.

          2. Shareholders, and beneficiaries of a life interest to whom the voting right has been granted, representing in the aggregate at least one tenth of the issued capital, may request the management board to convene a general meeting of shareholders, stating the subjects to be discussed. If the management board has not convened a meeting within four weeks in such a manner that the meeting can be held within six weeks after the request has been made, the persons who have made the request shall be authorized to convene a meeting themselves.

          Article 35.  Convocation.  Agenda.
                       --------------------

          1. General meetings of shareholders shall be convened by the management board.

          2. The convocation shall be given no later than on the fifteenth day prior to the date of the meeting.

          3. The convocation shall specify the subjects to be discussed. Subjects that were not specified in the notification may be announced at a later date, subject to due observance of the requirements set out in this article.

          4.   The convocation shall be made in the manner stated in Article 43.

          Article 36.  The Entire Capital Is Represented.
                       ---------------------------------

          As long as the entire issued capital is represented at a general meeting of shareholders, valid resolutions can be adopted on all subjects brought up for discussion, even if the formalities prescribed by law or by the articles of association for the convocation and holding of meetings have not been complied with, provided such resolutions are adopted unanimously.

          Article 37.  Place of the Meetings.
                       ---------------------

          The general meetings of shareholders shall be held in Amsterdam, Rotterdam, The Hague or Schiphol Airport (municipality Haarlemmermeer). In meetings held elsewhere, resolutions can be validly adopted provided the entire issued capital is present.

          Article 38.  Chairmanship.
                       ------------

          1. The general meetings of shareholders shall be presided over by the chairman of the supervisory board or, in his absence, by the vice chairman of the supervisory board; in the event that the latter is also absent, the supervisory board members present shall elect a chairman from their midst. The supervisory board may designate another person to act as chairman of a general meeting of shareholders.

          2. If the chairman has not been appointed in accordance with paragraph 1, the shareholders present at such meeting shall, themselves, choose a chairman.

          Article 39.  Minutes.  Records.
                       -----------------

          1. Minutes of the proceedings at any general meeting of shareholders shall be kept by a secretary to be designated by the chairman. The minutes shall be confirmed by the chairman and the secretary and shall be signed by them as proof thereof.

          2. The supervisory board, the chairman or the person who has convened the meeting may determine that notarial minutes of the proceedings of the meeting shall be drawn up. The notarial minutes shall be co-signed by the chairman.

          3. The management board shall keep a record of the resolutions made at this general meeting. If the management board is not represented at a general meeting, the chairman of the meeting shall provide the management board with a transcript of the resolutions made as soon as possible after the meeting. The records shall be deposited at the offices of the company for inspection by the shareholders and the holders of depositary receipts. Upon request, each of them shall be provided with a copy or an extract of such record at not more than the actual cost thereof. Shareholders in this respect shall include beneficiaries of a life interest who hold voting rights.

          Article 40.  Meetings rights.  Admittance.
                       ----------------------------

          1. Each shareholder entitled to vote and each beneficiary of a life interest or pledgee to whom the voting rights accrue shall be entitled to attend the general meeting of shareholders, to address the meeting and to exercise his voting rights. Where it concerns registered shares, the management board must be notified in writing of the intention to attend the meeting. Such notice must be received by the management board not later than on the date mentioned in the notice of the meeting. Where it concerns bearer shares the share certificates must be lodged not later than on the date mentioned in the notice of the meeting, at the place mentioned therein.

          2. The right to take part in the meeting in accordance with paragraph 1 may be exercised by a proxy authorised in writing, provided that the power of attorney has been received by the management board not later than on the date mentioned in the notice of the meeting.

          3. The date mentioned in the notice of the meeting, referred to in paragraphs 1 and 2, cannot be prior than the seventh day prior to the date of the meeting.

          4. If the voting rights on a share accrue to the beneficiary of a life interest or to a pledgee, instead of to the shareholder, the shareholder is also authorised to attend the general meeting of shareholders and to address the meeting, provided that, where it concerns registered shares, the management board has been notified of the intention to attend the meeting in accordance with paragraph 1, and, where it concerns bearer shares, the lodging as prescribed by paragraph 1 has taken place. Paragraph 2 applied accordingly.

          5.   Each share confers the right to cast one vote.

          6. Each person entitled to vote or his proxy shall sign the attendance list.

          7. The members of the supervisory board and of the management board shall, as such, have the right to advise the general meeting of shareholders.

          8. The chairman shall decide whether persons other than those who shall be admitted in accordance with the above provisions of this article shall be admitted to the meeting.

          Article 41.  Votes.
                       -----

          1. Insofar as no greater majority is prescribed by law or these articles of association, all resolutions of the general meeting shall be adopted by a majority of the votes cast.

          2. If, in an election of persons, a majority is not obtained, a second vote shall be taken. If, again, a majority is not obtained, further votes shall be taken until either one person obtains the absolute majority or the election is between two persons who have received an equal number of votes. In the event of a further election (not including the second free vote), the election shall be between the persons who participated in the preceding election, with the exception of the person who received the smallest number of votes in that preceding election. If, in that preceding election, more than one person received the smallest number of votes, it shall be decided by lot who of these persons shall no longer participate in the new election. If the votes are equal in the election between the two, it shall be decided by lot who is to be chosen. If there is a tie vote in a vote for the election of persons out of a binding list of nominees, the first person on that list shall be elected.

          3. If there is a tie vote on a matter other than a vote for the election of persons, the proposal shall be rejected.

          4. Votes need not be held in writing. The chairman is, however, entitled to decide that a vote shall be by secret ballot. If the vote concerns an election of persons, any person present at the meeting and entitled to vote can also demand a vote by a secret ballot.

          5. Abstentions and invalid votes shall not be counted as votes that have been cast.

          6. Voting by acclamation shall be allowed if none of the persons present and entitled to vote objects to it.

          7. The chairman's decision at the meeting about the outcome of a vote shall be final and conclusive. The same shall apply to the contents of an adopted resolution regarding the voting on an unwritten proposal. If, however, the correctness of that decision is challenged immediately after its pronouncement, a new vote shall be taken if either the majority of the persons present and entitled to vote so requests, or, if the original voting was taken by roll call or in writing, any person present and entitled to vote so requests. As a result of the new vote, the original vote shall have no legal consequence and shall be cancelled.

                                   CHAPTER X

                         Convocation and Notification
                         ----------------------------

1. All announcements for the general meetings of shareholders, all notifications concerning dividend and other payments and all other communications to holders of registered shares shall be effected by means of letters mailed to the addresses as shown in the register of shareholders.

     In case there are bearer shares issued any outstanding announcements, notifications and other communications to shareholders shall also be effected by means of a notice in a national daily paper and, in case of a listing on the Amsterdam Stock Exchange, in the Official Price List, without prejudice to the provisions of article 96a paragraph 4, Book 2 of the Civil Code.

2. The expression "shareholders" in paragraph ? shall include the beneficiaries of a life interest and pledgees to which the voting rights on shares accrue.


                                  CHAPTER XI

                   Amendment of the Articles of Association and
                   Dissolution.  Liquidation.
                   --------------------------------------------

          Article 43.  Amendment of the Articles of
                       Association and Dissolution.
                       ----------------------------

1. When a proposal to amend the articles of association or to dissolve the company is to be submitted to the general meeting, such must be mentioned in the notice of the general meeting of shareholders and, if an amendment to the articles of association is to be discussed, a copy of the proposal, setting forth the text of the proposed amendment verbatim, shall at the same time be deposited at the company's office and, if shares are listed on the Amsterdam Stock Exchange, at the office of a member of the Amsterdam Stock Exchange to be designated in the notice of the meeting or another payment office as referred to in the relevant Rules of the Amsterdam Stock Exchange for inspection and shall be held available for shareholders as well as for beneficiaries of a life interest and pledgees to which the voting rights on shares accrue, free of charge until the end of the meeting.

          2. A proposal to amend the articles of association, to legally merge or to dissolve the company shall require prior approval of the supervisory board.

          Article 44.  Liquidation.
                       -----------

          1. In the event of dissolution of the company by virtue of a resolution of the general meeting, the members of the management board shall be charged with the liquidation of the business of the company, and the members of the supervisory board with the supervision thereof.

          2. During liquidation, the provisions of these articles of association shall remain in force to the extent possible.

          3. The balance remaining after payment of creditors shall be transferred to the shareholders.

          4. The liquidation shall take place in accordance with the provisions of Section 1 of Volume 2 of the Civil Code.

          Final Statements.
          ----------------

          Finally the appearer has declared:

          a. at the incorporation the issued share capital amounts to one hundred thousand Dutch guilders (NLG 100,000.--). The incorporator participates in the issued capital for all ten million (10,000,000) shares. The issuance takes place at par value. The issued share capital has been paid up in cash. Payment in foreign currency is permitted. The documents which must be attached by virtue of Section 93a Book 2 of the Civil Code have been attached to this instrument. The Company accepts the payments on the shares issued at the incorporation;

          b.   the first members of the management board are:

          Mr. Robert Francis Xavier Fusaro, residing at 8 Rebel
Road, Westport, Connecticut, United States of America, born at New York, United States of America, on the twenty-second day of November, nineteen hundred forty-one; and

          Mr. James Shiels Sawyer, residing at 10 Ben Court, Old Greenwich, Connecticut, United States of America, born at Connecticut, United States of America, on the third day of November nineteen hundred fifty-six.

          c. the provisions in these articles with respect to the supervisory board shall only come into effect as per the moment that at least one supervisory director has been appointed by the general meeting and has been filed with the Trade Register of the Chamber of Commerce and Industry.

          The authority and powers of the supervisory board pursuant to Article 17 and 18 of these articles shall until such time be exercised by the general meeting;

          The ministerial declaration of no objections was granted on the twentieth day of November nineteen hundred ninety-six, under number N.V. 579.328, as stated in the certified draft of this instrument, which has been attached to this instrument.

          The appearer is known to me, notary.

          THIS DEED, drawn up to be kept in the notary's custody, was executed in Rotterdam on the date first above written.

          Before reading out, a concise summary of the contents of this instrument was given to the appearer. He then declared that he had noted the contents and did not want a full reading thereof. Thereupon, after limited reading, this instrument was signed by the appearer and by me, notary.


                 ---------------------------------------
                            END OF TEXT
                 ---------------------------------------

          The foregoing represents, to the best of the Company's knowledge, a fair and accurate translation from Dutch of the Articles of Association of Chicago Bridge & Iron Company N.V.

                             CHICAGO BRIDGE & IRON COMPANY N.V.

                             By:  /s/ Robert F.X. Fusaro
                                  --------------------------------
                                  Robert F.X. Fusaro
                                  Managing Director